BORGWARNER INC.

NAME OF SUBSIDIARY                 % VOTING SECURITIES OWNED BY PARENT

BorgWarner TorqTransfer Systems Inc.                             100
     BorgWarner South Asia Inc.                                  100
          Divgi-Warner PVT Limited                               60
          Huazhong (Automotive) Transmission Company, Ltd.       60
          Borg-Warner Shenglong (Ningbo) Co. Ltd.                70
     BorgWarner Powdered Metals Inc.                             100
          Borg-Warner Automotive PTS Korea Service, Inc.         100
     BorgWarner Diversified Transmission Products Inc.           100

BorgWarner Air/Fluid Systems Inc.                                100
     BorgWarner Fuel Systems Inc.                                100
          Snyder Tank Foreign Sales Corporation                  100
     BorgWarner Air/Fluid Systems of Michigan Inc.               100
     BorgWarner Air/Fluid Systems Holding Inc.                   100
          Borg-Warner Automotive Air/Fluid Systems Europe S.A.S. 90
               Borg-Warner Automotive Air/Fluid Systems,Tulle SA 100

BorgWarner Cooling Systems Inc.                                  100

BorgWarner Morse TEC Inc.                                        100
     BorgWarner Canada Inc.                                      100
     BorgWarner Japan Inc.                                       100
          Borg-Warner Automotive K.K.                            100
     Borg-Warner Automotive Taiwan Co., Ltd.                     100
     B.W. Componentes Mexicanos de Transmisiones S.A. de C.V.    100
     Morse TEC Europe Sp.A                                       100

Borg-Warner Automotive Foreign Sales Corporation                 100

BorgWarner Transmission Systems Inc.                             100
     BorgWarner Europe Inc.                                      100
          AG Kuhnle, Kopp & Kausch                               63
          Borg-Warner Automotive GmbH                            100
               Borg-Warner Automotive Europa V&V GmbH            100
          3K Warner Turbosystems GmbH                            100
          Borg-Warner Automotive Europe GmbH                     100
               Borg-Warner Automotive Cooling Systems GmbH       100
      BorgWarner NW Inc.                                         100
          Borg-Warner Automotive Korea, Inc.                     60

Creon Insurance Agency, Ltd.                                     100
     Creon Trustees, Ltd.                                        100

Kuhlman Corporation                                              100
     Kuhlman Plastics of Canada, Ltd.                            100
     Kuhlman Industrial Products, Inc.                           100
     Bronson Specialties, Inc.                                   100
     Borse Plastic Products Corp.                                100
     Associated Engineering Company                              100
     Spring Products Corporation                                 100
     BWA Turbo Systems Holding Corporation                       100
          BorgWarner Turbo Systems Inc.                          100
               BorgWarner Cooling Systems Korea, Inc.            100
               Borg-Warner Automotive Brazil, Ltda.              100
               Kysor DO BRASIL LTDA.                             100
          BWA Turbo Systems Holdings Limited                     100
               Borg-Warner Automotive Turbo Systems Limited      100


                    Kysor Industries, S.A.                       100
                    Kysor Europe Limited                         100